                                                                  Exhibit 10.2.1

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                               _________________



                         SECURITIES PURCHASE AGREEMENT


                               _________________




                                    between



                            NUMATICS, INCORPORATED


                                      and


                    HARVARD PRIVATE CAPITAL HOLDINGS, INC.




                                     Dated

                             As of January 3, 1996





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

                               TABLE OF CONTENTS

                                                                            Page

 1.  Transactions and Definitions...........................................   1

 2.  The Securities.........................................................   1
     2.1.  Notes............................................................   1
     2.2.  Warrants.........................................................   2
     2.3.  Investor Securities Defined......................................   2

 3.  Sale and Purchase of Securities........................................   2
     3.1.  Agreement to Sell and Purchase...................................   2
     3.2.  Closing..........................................................   2
     3.3.  Use of Proceeds..................................................   3
     3.4.  Specifically Prohibited Applications of Proceeds.................   3

 4.  Representations and Warranties.........................................   3
     4.1.  Organization, Standing, Subsidiaries, etc........................   3
     4.2.  Capitalization...................................................   4
     4.3.  Reports, Financial Statements and Other Documents................   5
     4.4.  Changes in Condition.............................................   9
     4.5.  Incorporation by Reference.......................................   9
     4.6.  No Legal Obstacle to Agreement...................................   9
     4.7.  Foreign Trade Regulations; Government Regulations; Margin Stock..  10
     4.8.  Litigation.......................................................  10
     4.9.  Solvency.........................................................  11
     4.10. Disclosure.......................................................  11

 5.  Investment Representations.............................................  11
     5.1.  Accredited Investor..............................................  11
     5.2.  Experience.......................................................  11
     5.3.  Investment.......................................................  11

 6.  Conditions to Purchase.................................................  12
     6.1.  Related Agreements...............................................  12
     6.2.  Legal Opinions...................................................  12
     6.3.  Representations and Warranties; Officers' Certificate............  12
     6.4.  Subsidiary Guarantee Agreements..................................  12
     6.5.  Security Agreements..............................................  12
     6.6.  Employment and Noncompetition Agreements.........................  12
     6.7.  Tag-Along and Drag-Along Agreement...............................  13

     6.8.  Registration Agreement...........................................  13
     6.9.  Solvency Opinion.................................................  13
     6.10. Key Man Insurance................................................  13
     6.11. Proper Proceedings...............................................  13
     6.12. Legality; Governmental Authorization.............................  13
     6.13. Payment of Transaction Costs.....................................  13
     6.14. General..........................................................  13

 7.  Repurchase of Warrants and Common Stock................................  14

 8.  Covenants Applicable While Any Investor Securities Are Outstanding.....  14
     8.1.  Charter Amendments...............................................  14
     8.2.  Right to Attend Board Meetings...................................  14
     8.3.  Financial Statements.............................................  15
     8.4.  Conduct of Business..............................................  17
     8.5.  Transactions with Affiliates.....................................  17
     8.6.  Limitations on Issuance of Equity Securities.....................  18
     8.7.  Equity Participation Rights......................................  18
     8.8.  Registration Statements..........................................  21
     8.9.  Repurchase.......................................................  22
     8.10. Certain Tax and other Valuation Matters..........................  22

 9.  Covenants Applicable While Any Notes Are Outstanding...................  22
     9.1.  Incorporation of Certain Covenants...............................  22
     9.2.  Amendments to Certain Agreements.................................  23
     9.3.  Fiscal Year......................................................  24
     9.4.  Restrictions on Indebtedness.....................................  24
     9.5.  Restrictions on Guarantees.......................................  25
     9.6.  Restrictions on Liens............................................  25
     9.7.  Restrictions on Distributions....................................  27
     9.8.  Debt Incurrence Test.............................................  27
     9.9.  Execution of Guarantee Agreements and Security Agreements
           by Guarantee Subsidiaries........................................  28
     9.10. Key Man Insurance................................................  28

10.  Defaults...............................................................  28
     10.1. Events of Default; Remedies......................................  28
     10.2. Annulment of Defaults............................................  32
     10.3. Waivers..........................................................  32
     10.4. Course of Dealing................................................  32

11.  Payment on Investor Securities; Transfer; Replacement..................  32
     11.1.  Home Office Payment.............................................  32
     11.2.  Registration, Transfer and Exchange of Notes....................  32
     11.3.  Transfer, Exchange, Exercise and Conversion of Warrants.........  33
     11.4.  Transfer and Exchange of the Capital Stock......................  33
     11.5.  Replacement of Lost Securities..................................  34

12.  Restrictions on Transfer...............................................  34
     12.1.  Restrictive Legend..............................................  34
     12.2.  Notice of Proposed Transfer; Opinions of Counsel................  35
     12.3.  Termination of Restrictions.....................................  35
     12.4.  Special Restriction.............................................  35

13.  Definitions............................................................  36
     13.1.  Terms Defined Elsewhere.........................................  36
     13.2.  Action..........................................................  37
     13.3.  Adjusted Net Operating Income...................................  37
     13.4.  Affiliate.......................................................  37
     13.5.  Applicable Percentage...........................................  37
     13.6.  Business Day....................................................  37
     13.7.  By-laws.........................................................  38
     13.8.  Capitalized Lease...............................................  38
     13.9.  Charter.........................................................  38
     13.10. Code............................................................  38
     13.11. Commission......................................................  38
     13.12. Consolidated....................................................  38
     13.13. Contractual Obligation..........................................  38
     13.14. Default.........................................................  38
     13.15. Distribution....................................................  38
     13.16. Exchange Act....................................................  39
     13.17. Equity Securities...............................................  39
     13.18. Foreign Trade Regulations.......................................  39
     13.19. Generally Accepted Accounting Principles........................  39
     13.20. Governmental Authority..........................................  39
     13.21. Guarantee.......................................................  39
     13.22. Guarantee Subsidiary............................................  40
     13.23. Indebtedness....................................................  40
     13.24. Initial Yield to Maturity.......................................  40
     13.25. Investment......................................................  40
     13.26. Legal Requirement...............................................  41
     13.27. Lien............................................................  41
     13.28. Material Adverse Change; Material Adverse Effect............... . 41

     13.29.  Members of the Immediate Family................................  41
     13.30.  Net Operating Income...........................................  41
     13.31.  Person.........................................................  42
     13.32.  Pro Forma Net Operating Income.................................  42
     13.33.  Public Sale....................................................  42
     13.34.  Required Holders...............................................  42
     13.35.  Securities Act.................................................  42
     13.36.  Senior Indebtedness............................................  42
     13.37.  Significant Subsidiary.........................................  42
     13.38.  Stockholder....................................................  42
     13.39.  Subject Entity.................................................  43
     13.40.  Subordinated Indebtedness......................................  43
     13.41.  Subsidiary.....................................................  43
     13.42.  Wholly Owned Subsidiary........................................  43
     13.43.  Yield to Maturity..............................................  43

14.  Expenses, Etc..........................................................  43

15.  Notices................................................................  44

16.  Survival of Covenants..................................................  45

17.  Amendments and Waivers.................................................  45

18.  Waiver of Jury Trial...................................................  45

19.  Service of Process.....................................................  45

20.  Miscellaneous..........................................................  46

                             SCHEDULES AND EXHIBITS

Schedule I                    Home Office Payments
Exhibit 2.1                   Form Of Senior Subordinated Note
Exhibit A to Exhibit 2.1      Form of PIK Note
Exhibit 2.2                   Form of Warrant
Exhibit 4.1.2                 Charter of the Company
Exhibit 4.1.3A                Stockholders as of Date of Agreement
Exhibit 4.1.3B                Stockholders Immediately After Closing
Exhibit 4.1.4A                Subsidiaries
Exhibit 4.1.4B                Other Investments
Exhibit 4.2.1A                Other Agreements Related to Equity Securities as
                              of Date of Agreement
Exhibit 4.2.1B                Other Agreements Related to Equity Securities
                              Immediately After Closing
Exhibit 4.2.2                 Ownership of Subsidiaries
Exhibit 4.3.1                 Exceptions to Financial Information
Exhibit 4.4                   Transactions Outside of Ordinary Course
Exhibit 6.4                   Form of Guarantee Agreement
Exhibit 6.5                   Form of Intercreditor Agreement
Exhibit 6.7                   Form of Tag-Along and Drag-Along Agreement
Exhibit 6.8                   Form of Registration Agreement
Exhibit 7                     Put/Call Rights
Exhibit 8.5.1                 Transactions Not at Arm's Length
Exhibit 8.5.3                 Compensation of Employee Stockholders
Exhibit 9.4.1                 Existing Indebtedness
Exhibit 9.6.2                 Existing Liens
Exhibit 12.4                  Competitors

                             NUMATICS, INCORPORATED
                            1450 North Milford Road
                           Highland, Michigan  48357
                       Telecopier Number: (810) 887-2142


                                                           As of January 3, 1996


Harvard Private Capital Holdings, Inc.
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, Massachusetts  02210
Attention: Michael R. Eisenson
Telecopier Number: (617) 523-1063

Ladies and Gentlemen:

     In connection with the purchase and sale of securities provided for herein, the undersigned Numatics, Incorporated, a corporation duly organized and validly existing under the laws of the State of Michigan (the "Company"), hereby agrees with you as follows:

1. Transactions and Definitions. Subject to all of the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or incorporated by reference herein, the Company proposes to issue and sell to you the Investor Securities described herein, and to apply the proceeds therefrom solely as specified in Section 3.3 hereof. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 13 hereof.

2.   The Securities.

     2.1.   Notes.

            2.1.1. Senior Subordinated Notes. The Company has authorized the issuance and sale to you of its senior subordinated notes, each in substantially the form of Exhibit 2.1 hereto (each such note, together with any note or notes issued in exchange therefor, being referred to herein individually as a "Senior Subordinated Note" and collectively as the "Senior Subordinated Notes"), in the aggregate stated principal amount of $30,000,000 for an aggregate purchase price equal to $26,597,862.

            2.1.2. PIK Notes. The Company has authorized the issuance and sale to the holders from time to time of the Notes of payment-in-kind notes, each in substantially the form of Exhibit A to Exhibit 2.1 hereto (each such note, together with any note or notes issued in exchange therefor, being referred to herein individually as a "PIK Note" and collectively as the "PIK Notes"), on the terms and conditions stated in the Notes.

            2.1.3. Notes. Each of the Senior Subordinated Notes and the PIK Notes, together with each of any Put Notes issued pursuant to Section 7.2 of Exhibit 7 hereto, are referred to herein individually as a "Note" and collectively as the "Notes".

      2.2. Warrants. The Company has authorized the issuance and sale to you of warrants, each in substantially the form of Exhibit 2.2 hereto, for the purchase of an aggregate of 1,276.60 shares of the Company's Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), at a per share exercise price of $0.01 (each such warrant, together with any warrant or warrants issued in exchange therefor, being referred to herein as a "Warrant" and collectively as the "Warrants") for an aggregate purchase price of $3,102,138.

      2.3. Investor Securities Defined. The Senior Subordinated Notes and the Warrants being issued to you hereunder, together with (i) any securities issued with respect thereto, upon exercise, conversion or transfer thereof or in exchange therefor, including without limitation the PIK Notes, the Put Notes and the shares of Class A Common Stock issued or issuable upon exercise or conversion of the Warrants, and (ii) any securities issued with respect to, upon exercise, conversion or transfer of or in exchange for the securities described in the immediately preceding clause (i) or this clause (ii), are collectively referred to herein as "Investor Securities"; provided, however, that any such securities sold in a Public Sale shall cease to be Investor Securities for all purposes hereof.

3.   Sale and Purchase of Securities.

     3.1. Agreement to Sell and Purchase. Based on your representations and warranties contained in Section 5 hereof, the Company hereby agrees to issue and sell to you, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties of the Company set forth or incorporated by reference or otherwise referred to herein, you hereby agree to purchase from the Company, at the Closing, the Senior Subordinated Notes and the Warrants, at the respective purchase prices specified in Sections 2.1.1 and 2.2 hereof.

     3.2. Closing. The closing of the purchase and sale of the Senior Subordinated Notes and the Warrants (the "Closing") shall take place at 11:00 a.m., Boston, Massachusetts time, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts on January 3, 1996 or at such other time and place as the Company and you may agree upon (the date on which the Closing occurs being herein referred to as the "Closing Date"). At the Closing, the Company will, unless otherwise requested, deliver to you a single note evidencing the aggregate principal amount of Senior Subordinated Notes to be issued to you by the Company hereunder and a single warrant evidencing the aggregate number of warrants to be issued to you by the Company hereunder, each registered in your name, against payment of the purchase price therefor by wire transfer of immediately available funds to a single account of the Company specified by notice from the Company to you not less than three Business Days prior to the Closing Date.

     3.3. Use of Proceeds. The Company covenants that it will apply the proceeds of the Investor Securities to be issued and sold by it to you at the Closing for the repurchase of its capital stock pursuant to the Related Agreements referred to in Section 4.3.2.2 hereof, to refinance certain indebtedness, to satisfy its working capital needs and those of its Subsidiaries, and for general corporate purposes.

     3.4. Specifically Prohibited Applications of Proceeds. In no event shall the Company, directly or indirectly, apply any part of the proceeds from the issuance and sale hereunder of the Investor Securities (i) to any transaction prohibited by the Foreign Trade Regulations, or (ii) for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of any regulation, interpretation or ruling of the Board of Governors of the Federal Reserve System, all as from time to time in effect ("Margin Stock"), or refunding any Indebtedness incurred for such purpose.

4. Representations and Warranties. In order to induce you to enter into this Agreement and to purchase the Investor Securities to be purchased by you hereunder, the Company hereby represents and warrants that:

     4.1. Organization, Standing, Subsidiaries, etc.

          4.1.1. The Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Michigan, with all necessary corporate power and authority to execute, deliver and perform this Agreement and each other Related Agreement to which it is or will be a party, to issue, sell and perform the Investor Securities, and to carry on the business now conducted or currently proposed to be conducted by it. The Company has taken all corporate action necessary to authorize this Agreement, the other Related Agreements to which it is or will be a party and the issuance of the Investor Securities and to make each such document the legal, valid, binding and enforceable obligation it purports to be. This Agreement, each other Related Agreement to which the Company is or will be a party and the Investor Securities have been (or, as applicable, will have been at or prior to the Closing, or, in the case of the PIK Notes, will be at or prior to the time they are received in payment of interest on the Senior Subordinated Notes) duly executed and delivered by the Company.

          4.1.2. Charter. Attached hereto as Exhibit 4.1.2 is a correct and complete copy of the Charter of the Company as in effect at the execution hereof and as it will be in effect at the Closing.

          4.1.3. Stockholders. As of the date of this Agreement, the only Stockholders are those listed on Exhibit 4.1.3A hereto. Immediately after the Closing and giving effect to the application of the proceeds of the sale of the Investor Securities to be sold to you at the Closing, the only Stockholders will be those listed on Exhibit 4.1.3B hereto.

          4.1.4. Subsidiaries; Investments. The Company has no Subsidiaries other than those listed on Exhibit 4.1.4A hereto. Each Subsidiary is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation, with all necessary corporate power and authority to execute, deliver and perform each Related Agreement to which it is or will be a party and to carry on the business now conducted or currently proposed to be conducted by it. Each Subsidiary has taken all corporate action necessary to authorize each Related Agreement, if any, to which it is or will be a party, and to make each such document the legal, valid, binding and enforceable obligation it purports to be. Each Related Agreement, if any, to which any Subsidiary is or will be a party has been (or, as applicable, will have been at or prior to the Closing) duly executed and delivered by such Subsidiary. No Subject Entity has any Investment in any Person other than a Subsidiary, other than those described on Exhibit 4.1.4B hereto.

          4.1.5. Qualification. Each Subject Entity is duly qualified to do business as a foreign corporation and is in good standing as such in each jurisdiction in which it is required to be so qualified and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted and proposed to be conducted, except for such failures to be so qualified or authorized, qualified and licensed that have not had and will not have a Material Adverse Effect.

     4.2. Capitalization.

          4.2.1. Capital Stock of the Company; Options, Etc. The authorized capital stock of the Company consists and will consist as at the Closing solely of 50,000 shares of Class A Common Stock, 150,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), 50,000 shares of Class C Common Stock, par value $0.01 per share ("Class C Common Stock"; the Class A Common Stock, Class B Common Stock and Class C Common Stock being referred to collectively herein as "Common Stock"), and 50,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), of which 35,000 shares have been designated Series A Preferred Stock ("Series A Preferred Stock") and 10,000 shares have been designated Series B Preferred Stock ("Series B Preferred Stock"). As of the date of this Agreement, the Company has outstanding 20,000 shares of Class A Common Stock, 62,727.28 shares of Class B Common Stock, 17,272.72 shares of Class C Common Stock and 12,788.12393 shares of Class A Preferred Stock, owned of record as set forth in Exhibit 4.1.3A hereto, all of which have been validly issued and are fully paid and nonassessable. After giving effect to the consummation of the Closing, the Company will have no outstanding capital stock except for 20,000 shares of Class A Common Stock, which shall be owned of record as set forth in Exhibit 4.1.3B hereto, all of which will be validly issued, fully paid and nonassessable. When issued and paid for as provided for in this Agreement, the Investor Securities will be subject to no Lien except restrictions on transfer imposed by this Agreement, the other Related Agreements and applicable securities laws and Liens, if any, created by you. Except as described in Exhibits 4.2.1A and 4.2.2 hereto, no Subject Entity has outstanding, and except as described in Exhibits 4.2.1B and 4.2.2 hereto, immediately after giving effect to the Closing no Subject Entity will have outstanding, in each case other than as created by or pursuant to this Agreement, (a) any Equity Securities, or (b) any Contractual Obligation to repurchase or otherwise acquire or retire any of its Equity Securities.

          4.2.2. Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, and are fully paid, nonassessable and owned, beneficially and of record, as set forth in Exhibit 4.2.2 hereto, subject to no Lien or restriction except Liens securing the Senior Indebtedness, Liens securing the Notes and restrictions on transfer imposed by this Agreement and the other Related Agreements and applicable securities laws, and except as described in
     Exhibit 4.2.2.

          4.2.3. Reservation of Class A Common Stock. The shares of Class A Common Stock issuable upon exercise or conversion of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and such shares, when issued upon such exercise or conversion (as applicable), will be duly and validly issued, fully paid and nonassessable.

          4.2.4. Issuance of Securities. All outstanding securities of each Subject Entity have been, and all securities of each Subject Entity outstanding on the Closing Date will have been, issued in accordance with all applicable Legal Requirements, including without limitation the Securities Act and state "blue sky" laws.

     4.3. Reports, Financial Statements and Other Documents.

          4.3.1. Financial Information. You have been furnished with true, complete and correct copies of each of the following:

          (a) The consolidated and consolidating balance sheets of the Subject Entities as of December 31, 1994 and the related consolidated and consolidating statements of earnings and shareholders equity and cash flows for the fiscal year then ended, accompanied by the notes thereto and (with respect to such consolidated statements) the report thereon of Ernst & Young, LLP, and similar financial statements as at the end of and for the preceding fiscal year accompanied by the notes thereto and auditors' report thereon.

          (b) The unaudited consolidated and consolidating balance sheets of the Subject Entities as of September 30, 1995 and the related unaudited consolidated and consolidating statements of earnings and stockholders equity and cash flows for the fiscal quarter and portion of the fiscal year then ended.

          (c) Monthly unaudited consolidated and consolidating financial statements of the Subject Entities for internal use for the months of October and November, 1995.

          (d) The budgeted consolidated and consolidating financial statements of the Subject Entities for the periods ended December 31 of each of 1995 and 1996.

          (e) Pro forma projections of consolidated financial results of the Subject Entities for each of the fiscal years ended December 31, 1997 through 2000.

          (f) The pro forma consolidated capitalization of the Subject Entities, as of the Closing Date, as if the Closing Date occurred on December 31, 1995.

          The financial statements (including the notes thereto, if any) referred to in clauses (a) and (b) above were properly prepared in accordance with generally accepted accounting principles consistently applied (except as to changes described therein and except, in the case of the financial statements described in clause (b) above, for the absence of footnotes), and such financial statements and the financial statements referred to in clause (c) above present fairly the financial condition of the Persons covered thereby at the respective dates thereof and the results of their operations for the periods covered thereby subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnotes.

          Except as described in Exhibit 4.3.1, the budgeted, projected and pro forma information referred to in clauses (d), (e) and (f) above was prepared in good faith, was reasonable to the Company when prepared and continues to be reasonable as of the Closing Date, based upon the assumptions stated therein, it being understood that the Company is not warranting the actual results of operations of the Subject Entities, which will depend in part upon the occurrence of the assumptions stated therein, general economic conditions and the normal and ordinary competitive and operating risks associated with the business of the Subject Entities, which are not within the control of the Subject Entities.

          The Company is not aware of any fact which casts doubt on the validity in any material respect of the pro forma capitalization referred to in clause (f) above. After giving effect to the transactions contemplated hereby, the Company does not and will not have any material contingent liabilities which are not referred to in said pro forma capitalization or on the financial statements referred to above or the notes thereto.

          4.3.2. Other Agreements. The Company has furnished or caused to be furnished to you (i) true, correct and complete executed or conformed copies of the documents listed in Sections 4.3.2.1 through 4.3.2.3 hereof, inclusive, which have been executed on or prior to the date hereof and of any amendments thereto, modifications thereof or waivers granted thereunder, and (ii) true, correct and complete copies of the documents listed in Sections 4.3.2.1 through 4.3.2.3 hereof, inclusive, which have not yet been executed, in the exact form in which they will be executed on or prior to, and will be in effect on, the Closing Date. This Agreement, the Investor Securities, each Guarantee Agreement, each Employment Agreement, the Tag-Along Agreement, the Intercreditor Agreement and the Registration Agreement are referred to collectively herein as the "Specified Related Agreements," and the Specified Related Agreements together with the documents listed in Sections 4.3.2.1 through 4.3.2.3 hereof, inclusive, are referred to collectively herein as the "Related Agreements". References to any one of the Related Agreements shall mean such Related Agreement in the form so furnished to you, without regard to any amendment, modification, waiver, change, limitation or termination of such document which is made or otherwise becomes effective after the date hereof and prior to the payment in full of all obligations in respect of Notes, unless such amendment, modification, waiver, change, limitation or termination has been made in compliance with Section 9.2 hereof, and shall include other documents, exhibits and schedules which are attached thereto or incorporated therein by reference.

               4.3.2.1.  Bank Credit Agreement Documents.

                    (a) Loan Agreement dated as of January 3, 1996 between Numatics, Incorporated and certain of its Subsidiaries party thereto from time to time, the lenders party thereto from time to time, and The First National Bank of Boston, as Managing Agent, and NBD Bank, as Administrative Agent

                    (b) Promissory Notes executed by the Company and each of the Subsidiaries referred to in (a) above.

                    (c) Security Agreements and Mortgages executed by the Company and its Subsidiaries

                    (d) Guarantee Agreement executed by Numatech, Inc.

                    (e) Guarantee Agreement executed by Numation, Inc.

                    (f)  Guarantee Agreement executed by Micro-Filtration, Inc.

                    (g)  Guarantee Agreement executed by MicroSmith, Inc.

                    (h)  Guarantee Agreement executed by Ultra Air
          Products, Inc.

                    (i)  Pledge Agreement

                    (j)  Guarantee Agreement of the Company

                    (k) any other present or future guarantee agreements or documents granting a security interest or lien executed by the Company or any of its Subsidiaries

          The "Bank Credit Agreement" means the documents listed in this Section 4.3.2.1, (together with any accompanying security documents), as any of the foregoing may be amended, restated, renewed, extended, restructured, supplemented, or otherwise modified from time to time in accordance with Section 9.2.2 hereof.

               4.3.2.2.  Repurchase Agreements.

               (a) Agreement dated October 10, 1995 between Norwest Equity Partners IV, Greylock Investments Limited Partnership, Greylock Limited Partnership, Heller Financial, Inc. and Numatics, Incorporated

               (b) Agreement dated October 31, 1995 between State Treasurer of the State of Michigan et al. and Numatics, Incorporated

               (c) Exercise of Option

               (d) Mutual Termination Agreement

               (e) Promissory Note issued by Numatics, Incorporated to Norwest Equity Partners IV

               (f) Collateral Pledge Agreement

               4.3.2.3.  Other Agreements.

               (a) Employment Agreement with John H. Welker

               (b) Noncompetition Agreements with John E. Acuff; David K. Dodds; Henry Fleischer; Bruce W. Hoppe; David King; Donald E. McGeachy; Robert P. Robeson; and Philip Robinson

               (c) Amended Stock Transfer Agreement dated January 3, 1996

               (d) Amended and Restated Deferred Compensation Plan dated December 28, 1995

               (e) Termination of Trust

               (f) Stock Purchase and Transfer Restriction Agreement by and among Robert L. McKay and Numatics, Incorporated, dated January 24, 1995, as amended by the First Amendment dated January 24, 1995.

               (g) Stock Purchase and Transfer Restriction Agreement among Robert B. and Pamela S. Nuckles and Numatics, Incorporated, dated as of July 31, 1992.

               (h) Stock Purchase and Transfer Restriction Agreement among William S. and Dawn C. Smith and Numatics, Incorporated, dated September 25, 1995.

               (i) Stock Transfer Agreement among Jeffrey R. Schneid, Numatics, Incorporated and Numation, Inc. dated September 1, 1994.

               (j) Stock Transfer Agreement among Richard L. Dalton, Jr., Numatics, Incorporated and Numatech, Inc.

               (k) Numatics, Incorporated Voting Agreement

     No Subject Entity is a party to or bound by any Contractual Obligation (i) relating to Indebtedness, or (ii) affecting the Equity Securities of any Subject Entity or the voting thereof, which, in either case, is not a Related Agreement or referred to in one or more of the Related Agreements.

     4.4. Changes in Condition. Since December 31, 1994, there has been no Material Adverse Change, and since December 31, 1994, no Subject Entity has entered into any material transaction outside of the ordinary course of business except as described on Exhibit 4.4 hereto or as disclosed elsewhere herein.

     4.5. Incorporation by Reference. Each of the representations and warranties made by any Subject Entity in any of the agreements listed in Section
4.3.2.1 to which such Subject Entity is a party or in any document delivered pursuant thereto at the Closing or otherwise is incorporated herein by reference with the same force and effect as if fully set forth herein together with the definitions of the defined terms used therein, mutatis mutandis, so that references to the recipient of any such representations and warranties shall be deemed to be references to you. Each such representation and warranty so incorporated herein by reference is true and correct on the date hereof as if made on and as of the date hereof and is hereby confirmed directly by the Company to you (without regard to any limitation on the survival of representations and warranties). The Company has no reason to believe and does not believe that any of the representations and warranties made by any Person (other than the Subject Entities) in any of the other Related Agreements or in any document delivered pursuant thereto at the Closing or otherwise is not true and correct in all material respects.

     4.6. No Legal Obstacle to Agreement. Neither the execution and delivery of this Agreement or any other Related Agreement, nor the consummation of any transaction referred to herein or therein or contemplated hereby or thereby, nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement or any other Related Agreement, has constituted or resulted in or will constitute or result in (i) a breach of the provisions of any Contractual Obligation to which any Subject Entity is party or by which it is bound or of its Charter or By-laws, or (ii) assuming the accuracy of your representation, and warranties in Section 5 hereof, a violation of any Legal Requirement applicable to any Subject Entity, or (iii) the creation under any Contractual Obligation of any Lien upon any of the assets of any Subject Entity. No approval, authorization or other action by any Governmental Authority or any other Person is required to be obtained by any Subject Entity in connection with the execution, delivery and performance of this Agreement or any other Related Agreement or the Investor Securities or the transactions contemplated hereby or thereby, except for such approvals as will have been obtained and shall be in full force and effect as of the Closing Date, and copies of which shall have been furnished to you at or prior to the Closing.

     4.7. Foreign Trade Regulations; Government Regulations; Margin Stock.

          4.7.1. Foreign Trade Regulations. Neither the execution and delivery of this Agreement or any other Related Agreement, nor the issuance and sale of the Investor Securities by the Company hereunder and the application of the proceeds thereof, has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

          4.7.2. Governmental Regulation. Neither the Company nor any corporation controlling the Company or under common control with the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act or the Federal Power Act, or is subject to any Legal Requirement (other than Legal Requirements applicable to borrowers or issuers of securities generally) which regulates the incurring of Indebtedness by the Company, or any of its Affiliates, for money borrowed or the issuing by any of them of any equity security. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby.

          4.7.3.  Margin Stock.  The Company does not own any Margin Stock.

     4.8. Litigation. There is no Action against any Subject Entity, pending (or, to the knowledge of the Company, threatened), except for such of the foregoing as will not, individually or in the aggregate, result in any material liability or expense or otherwise result in any Material Adverse Effect. There is no Action, pending (or, to the knowledge of the Company, threatened), which seeks rescission of, seeks to enjoin the consummation of, or questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby. No judgment, decree or order of any Governmental Authority has been issued against any Subject Entity which will have any Material Adverse Effect.

     4.9. Solvency. The Company, both before and after giving effect to this Agreement and the transactions contemplated hereby, is and will be solvent (within the meaning contemplated by Section 548 of Title 11 of the United States Code and any similar state statute which may be applicable), has and will have assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has and will have access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     4.10. Disclosure. Except as otherwise updated or disclosed to you in writing, neither this Agreement nor any agreement, certificate, statement or document furnished by or on behalf of the Company in connection herewith, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company which currently has, or in the future is reasonably likely to have (so far as the Company can now foresee), a Material Adverse Effect.

5. Investment Representations. You hereby represent and warrant to the Company with respect to the purchase by you of the Investor Securities as follows; provided, however, that nothing contained in this Section 5 shall prevent you from transferring such Investor Securities in compliance with the provisions of Section 12 hereof; and provided, further, that the disposition of your property shall at all times be and remain in your control.

     5.1. Accredited Investor. You are an "accredited investor" as such term is defined in Rule 501(a) of Regulation D of the Securities Act. You have a net worth in excess of $1,000,000 and after the purchase of the Notes and Warrants contemplated herein, you will have less than 10% of your assets invested in securities of the Company. You are an institutional buyer for purposes of the Massachusetts Uniform Securities Act. You have not and are not obligated to pay any commission to any person in connection with the purchase of the Notes or the Warrants.

     5.2. Experience. You have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so you are capable of evaluating the merits and risks of your investment in the Company and have the capacity to protect your own interests in making your investment in the Company.

     5.3. Investment. You are acquiring the Investor Securities for investment for your own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. You understand that the Investor Securities to be purchased have not been, and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of your investment intent and the accuracy of your representations as expressed herein.

6. Conditions to Purchase. Your obligation to purchase any of the Investor Securities pursuant to this Agreement is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, simultaneously with or prior to the Closing, of the following conditions, which may be waived by you in the exercise of your sole discretion:

     6.1. Related Agreements. The Related Agreements shall have been duly authorized, executed and delivered and shall be in full force and effect in the respective forms referred to in Section 4.3.2 hereof with no term or condition thereof having been amended, modified or waived without your prior written consent, and the financing contemplated by the Bank Credit Agreement shall have been effected or shall be effected simultaneously with the Closing hereunder substantially in accordance with the terms thereof. All material covenants and conditions contained in the Related Agreements which are to be performed or complied with at or prior to closing under the Related Agreements shall have been performed, complied with or (subject to the provisions of the immediately preceding sentence) waived prior thereto.

     6.2. Legal Opinions. You shall have received from Miller, Canfield, Paddock and Stone, P.L.C., counsel to the Company, its opinion in form and substance reasonably satisfactory to you.

     6.3. Representations and Warranties; Officers' Certificate. The representations and warranties contained in Section 4 hereof shall be true and correct on and as of the Closing with the same force and effect as though made on and as of the Closing; no Default shall have occurred on or prior to the Closing (other than a Default which you shall have waived in writing or shall have stated in writing to have been cured to your reasonable satisfaction); and you shall have received on the Closing Date a certificate to these effects signed by the President and the Chief Financial Officer of the Company.

     6.4. Subsidiary Guarantee Agreements. Each Guarantee Subsidiary of the Company shall have duly authorized, executed and delivered to you a Guarantee Agreement in substantially the form of Exhibit 6.4 hereto (each, together with each Guarantee Agreement executed and delivered pursuant to Section 9.9 hereof, a "Guarantee Agreement").

     6.5. Security Agreements. The Company and each Guarantee Subsidiary of the Company shall have satisfied the condition described in Section 2.5(c) of the Bank Credit Agreement, and NBD Bank, as Collateral Agent, the holders of the Senior Indebtedness, and you shall have entered into an intercreditor agreement (the "Intercreditor Agreement") in substantially the form of Exhibit 6.5.

     6.6. Employment and Noncompetition Agreements. The Company and John H. Welker shall have duly executed and delivered to each other an Employment and Noncompetition Agreement in form and substance reasonably satisfactory to you (the "Employment Agreement"). The Company and each of John E. Acuff, David K. Dodds, Donald E. McGeachy, Robert P. Robeson, Henry Fleischer, Bruce W. Hoppe, David King, and Philip Robinson, shall have duly executed and delivered to each other Noncompetition Agreements in form and substance reasonably satisfactory to you (each the "Noncompetition Agreement").

     6.7. Tag-Along and Drag-Along Agreement. The Company and its stockholders shall have duly executed and delivered to you a Tag-Along and Drag-Along Agreement in substantially the form of Exhibit 6.7 hereto (the "Tag-Along Agreement").

     6.8. Registration Agreement. The Company and each other party thereto shall have duly executed and delivered to you a Registration Agreement in substantially the form of Exhibit 6.8 hereto (the "Registration Agreement").

     6.9. Solvency Opinion. You shall have received an opinion, in form and substance, and from an investment banking firm, reasonably satisfactory to you, as to the solvency of the Company and of the Subject Entities immediately after the consummation of the transactions contemplated hereby and by the other Related Agreements.

     6.10. Key Man Insurance. The Company will have in full force and effect at the Closing Date the insurance policy described in Section 9.10 hereof.

     6.11. Proper Proceedings. All proper corporate proceedings shall have been taken by each Subject Entity to authorize this Agreement and the transactions contemplated hereby.

     6.12. Legality; Governmental Authorization. Neither the purchase of the Investor Securities nor the consummation of any of the transactions contemplated hereunder shall be prohibited by any Legal Requirement, or shall subject you to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, and registrations, declarations and filings with, any governmental or administrative agency or any other Person with respect to any of the transactions contemplated by this Agreement or the other Related Agreements shall have been duly obtained or made and shall be in full force and effect.

     6.13. Payment of Transaction Costs. At the time of the Closing, the Company shall have paid all fees, expenses, and disbursements incurred by you at or prior to the time of the Closing in connection with the transactions contemplated by this Agreement and the Related Agreements (not to exceed $150,000), including, without limitation, the reasonable fees, expenses, and disbursements of your counsel.

     6.14. General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to you, and you shall have received copies of all documents, including without limitation records of corporate proceedings and opinions of counsel, which you may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

7. Repurchase of Warrants and Common Stock. The Company and you shall have the rights and obligations set forth in Exhibit 7 hereto to purchase and sell and to redeem and have redeemed the Warrants and the Class A Common Stock constituting Investor Securities.

8. Covenants Applicable While Any Investor Securities Are Outstanding. The Company covenants that so long as any of the Investor Securities remains outstanding it will comply with the following provisions; provided, however, that as long as any Investor Securities remain outstanding, the covenants contained in Sections 8.3.3 and 8.3.4, clauses (i), (iii) and (iv) of Section
8.3.5 and Sections 8.4, 8.5.3 and 8.9 hereof shall expire and shall be of no further force of effect after the later of (x) January 31, 2004 or (y) the payment in full in cash of all obligations under or in respect of the Notes such that no Notes remain outstanding:

     8.1. Charter Amendments. The Charter and By-laws of the Company shall not be amended, modified or supplemented in a manner that poses a material risk of having, directly or indirectly, any Material Adverse Effect or any material adverse effect on any then outstanding Investor Securities or on the rights, remedies or interests of any holder thereof under this Agreement or any of the other Related Agreements.

     8.2. Right to Attend Board Meetings. The Company will give to (i) you (so long as you hold any Investor Securities), and (ii) any holder of 25% or more of either (x) the aggregate principal amount of the Notes then outstanding, or (y) Investor Securities representing (either directly or indirectly, through exercise, conversion or otherwise) 25% or more of the shares of Common Stock representing Investor Securities then outstanding (or obtainable upon exercise or conversion of other Investor Securities) (each Person referred to in clause
(i) or (ii) being referred to herein as a "Major Holder"): (a) the same notice of the time, place and subject matter of any proposed meeting of its board of directors or any committee thereof or of any Significant Subsidiary's board of directors or any committee thereof as is given to the directors attending such meeting, and (b) the same notice of the date and subject matter of any proposed action by written consent of its board of directors or any committee thereof or of any Significant Subsidiary's board of directors or any committee thereof as is given to the directors who are being asked to execute such consent. Each such notice shall include true and complete copies of all documents furnished to any director in connection with such meeting or consent. The Major Holders as a group will be entitled to send two Persons (designated by the Required Holders) to attend any such meeting, or if a meeting is held by telephone conference to have two Persons (designated by the Required Holders) participate therein, but the foregoing right of attendance or participation shall not in and of itself include the right to vote on matters presented to the board of directors. The board of directors may exclude such Persons from the portion of any meeting during which the Investors or Investor Securities are to be discussed. The Company will call and hold a meeting of the board of directors of the Company at least once each fiscal quarter. At least one such meeting each fiscal year shall include a discussion of financial results, and at least one such meeting each fiscal year shall include a discussion of annual financial results and presentation and approval of an annual budget for the following fiscal year.

     8.3. Financial Statements. Each Subject Entity will maintain a system of accounting in which full, true and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles.

          8.3.1. Annual Statements. The Company will furnish to each holder of Investor Securities as soon as available, and in any event within 120 days after the end of each fiscal year of the Company, (i) the consolidated and consolidating balance sheet of the Subject Entities as at the end of such fiscal year and the consolidated and consolidating statements of income, stockholders' equity and cash flows for such year of the Subject Entities, together with comparative figures for the immediately preceding fiscal year, accompanied by the reports or certificates of independent certified public accountants of recognized standing, to the effect that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as to changes described therein with which such accountants concur) and fairly present the financial condition of the Subject Entities at the dates thereof and the results of their operations for the periods covered thereby, (ii) the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that in the course of their audit of the Company nothing has come to their attention to lead them to believe that any Default hereunder exists, or, if such is not the case, specifying such Default or possible Default and the nature thereof, it being understood that the examination of such accountants cannot be relied upon to give them knowledge of any such Default except as it relates to accounting or auditing matters, (iii) so long as any Note remains outstanding, computations by the Company demonstrating, as of the close of such fiscal year, compliance with Sections 9.4 through 9.8 hereof, inclusive, and (iv) the certificate of the President or the Chief Financial Officer of the Company that such officers have caused the provisions of this Agreement to be reviewed and have no knowledge of any Default, or if any such officer has such knowledge, specifying such Default, and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

          8.3.2. Quarterly Reports. The Company will furnish to each holder of Investor Securities as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) the consolidated and consolidating balance sheet of the Subject Entities as at the end of such quarter and the consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter and portion of the fiscal year then ending of the Subject Entities (all in reasonable detail), accompanied by the corresponding figures for the corresponding portions of the previous fiscal year, (ii) a certificate of the President or the Chief Financial Officer of the Company that such statements have been properly prepared in accordance with generally accepted accounting principles consistently applied (except as to changes described therein and except for the absence of footnotes thereto) and fairly present the financial position of the Subject Entities at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments, (iii) so long as any Note remains outstanding, computations by the Company demonstrating, as of the close of such fiscal quarter, compliance with Sections 9.4 through 9.8 hereof, inclusive, and (iv) the certificate of the President or the Chief Financial Officer of the Company that such officers have caused the provisions of this Agreement to be reviewed and have no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

          8.3.3. Monthly Reports. As soon as practicable, and in any event within 30 days after the end of each calendar month of each fiscal year (other than the last month of each fiscal quarter of the Company), the Company will furnish to each Major Holder the operating reports of the Subject Entities as of the end of such month in the form customarily prepared by management for internal use.

          8.3.4. Annual Budgets. Not later than 30 days prior to the end of each fiscal year of the Company, the Company will furnish to each Major Holder a proposed month by month operating and capital budget for the following fiscal year of the Subject Entities, including projected cash flows. Together with each report furnished pursuant to Section 8.3.1, 8.3.2 or 8.3.3 hereof, the Company shall furnish to each Major Holder a budgetary analysis demonstrating the status of compliance by the Subject Entities for such month with the operating and capital budget for that year previously furnished to such Major Holder.

          8.3.5.  Other Reports.  The Company will furnish to each Major Holder
     (i) all management letters furnished to the Company by its auditors, (ii) promptly after the sending or making available for filing of the same, copies of all reports and financial statements which the Company shall send or make available to the holders of its securities, and all registration statements, proxy statements and all reports, if any, which the Company shall file with the Securities and Exchange Commission,
     (iii) all material reports, certificates and other written information provided to any lender by any Subject Entity, including without limitation all such information furnished to holders of Senior Indebtedness; and (iv) a description of all transactions between the Subject Entities and any holder of the Equity Securities of the Company, other than those disclosed in Exhibit 8.5.

          8.3.6. Notice of Litigation, Defaults, etc. The Company will promptly give each Major Holder written notice of any Action to which any Subject Entity may hereafter become a party which after giving effect to applicable insurance may result in any Material Adverse Change. Promptly upon any officer of the Company obtaining knowledge of any Default or of any default or event of default under any agreement relating to Indebtedness, the acquisition or disposition by the Company of a significant amount of assets other than in the ordinary course of business; resignations of any of the Company's directors, and changes in the Company's fisal year, the Company will furnish to each Major Holder a notice specifying the nature and period of existence thereof and in the case of a default or event of default what action the Company has taken, is taking or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will provide to each Major Holder copies of any reports submitted by independent accountants as to adequacies in accounting controls. The Company will give each Major Holder prior written notice of any proposed change in its independent certified public accountants.

          8.3.7. Other Information. From time to time upon request of any Major Holder, the Company will furnish to such Major Holder such other information regarding the business, affairs, operations, prospects, and condition, financial or otherwise, as such Major Holder may reasonably request. One representative designated by the Required Holders shall have the right during normal business hours and upon reasonable notice to examine the books and records of the Subject Entities, to make copies, notes and abstracts therefrom, and to make an independent examination of such books and records, for the purpose of verifying the accuracy of the reports delivered by any of them pursuant to this Section 8.3, and of ascertaining compliance with this Agreement.

Each holder of Investor Securities understands that some of the information furnished to it pursuant to this Section 8.3 may be received by it prior to the time such information shall have been made public, acknowledges the limitations placed on the uses of such information by federal securities laws, and agrees that it will make all reasonable efforts to keep all information so furnished to it pursuant to this Section 8.3 confidential and will make no use or disclosure to other Persons of such information until such information shall have become public; provided, however, that it shall not be precluded from making disclosure regarding such information (i) to counsel, accountants or other professional advisors, (ii) to any lender to the Company, (iii) in connection with the enforcement of any rights hereunder, (iv) as required by law or applicable regulation (provided that such holder will try to give advance notice of such disclosure to the Company to the extent practical or legally permissible under the circumstances) or (v) to any parents or corporate affiliates or to any prospective purchaser of Investor Securities (so long as such Person agrees to keep such information confidential in accordance with this Section 8.3).

     8.4. Conduct of Business. Each Subject Entity will engage only in the business conducted by it on the date hereof or in businesses that are logical extensions of or ancillary to the fluid power business.

     8.5. Transactions with Affiliates; Certain Compensation Payments.

          8.5.1.  Transactions Not at Arm's Length. Except as contemplated in
     Exhibit 8.5.1, no Subject Entity shall effect any transaction with any Affiliate on a basis less favorable to such Subject Entity than would be the case if such transaction had been effected with a Person which was not an Affiliate; provided, however, that the foregoing shall not apply to transactions among the Company and its Wholly Owned Subsidiaries.

          8.5.2. Compensation of John H. Welker. No Subject Entity shall pay any salary, bonus or other compensation to John H. Welker except in accordance with the provisions of the Employment Agreement.

          8.5.3. Compensation of Employee Stockholders. 1Exhibit 8.5.3 lists the salary, bonus, and other compensation currently paid in 1995 by the Subject Entities to employees who are also holders of the Equity Securities of the Company. No Subject Entity shall increase the salary, bonus, and other compensation paid to any such person except for reasonable increases
     (i) in the ordinary course of business, (ii) which reflect a change in such person's position or status with the Subject Entities or (iii) which, in the good faith judgment of the board of directors of the Company, reflect such person's special contributions to the business of the Subject Entities.

     8.6. Limitations on Issuance of Equity Securities. The Company will not issue any of its Equity Securities to any Person; provided, however, that the Company may (i) issue the Investor Securities, (ii) grant options to purchase not more than an aggregate of 2,000 shares of Class A Common Stock (subject to appropriate adjustments for stock splits) and issue shares of Class A Common Stock in connection therewith to employees of the Subject Entities, and (iii) subject to compliance with the provisions of Section 8.7 hereof (if applicable), issue shares of Class A Common Stock to persons not Affiliates of the Company for consideration not less than fair market value of such shares. Except as disclosed in Exhibit 4.2.2, all of the outstanding Equity Securities of each Subsidiary of the Company shall at all times be owned, beneficially and of record and free and clear of all Liens, by the Company, except for Liens permitted hereunder.

     8.7. Equity Participation Rights. The Company shall not issue or sell any of its Equity Securities, or enter into any Contractual Obligation providing for the issuance (contingent or otherwise) of, any of its Equity Securities (each an "Issuance" of "Subject Securities"), except in compliance with the following provisions of this Section 8.7.

          8.7.1.  Right of Participation.

               8.7.1.1. Not fewer than thirty days prior to the consummation of the Issuance, a notice (the "Participation Notice") shall be furnished by the Company to each holder of Equity Securities constituting Investor Securities. The Participation Notice shall include:

          (a) The principal terms of the proposed Issuance, including without limitation the amount and kind of Subject Securities to be included in the Issuance, the maximum and minimum (which shall be not less than 90% of such maximum) price per unit of the Subject Securities and the name and address of the Persons to whom the Subject Securities will be Issued (collectively, the "Proposed Subscriber"); and

          (b) An offer by the Company to issue, at the option of such holder of Equity Securities constituting Investor Securities, to such holder of Equity Securities constituting Investor Securities, up to such holder's Applicable Percentage of the Subject Securities which would be otherwise issued in the Issuance, on the same terms and conditions as the Subject Securities are purchased by the Proposed Subscriber; provided, however, that if the Proposed Subscriber is purchasing the Subject Securities for noncash consideration, the holders of Equity Securities constituting Investor Securities may pay in cash the fair market value (as agreed to by the Company and such holder) of such noncash consideration.

               8.7.1.2. If a holder of Investor Securities desires to accept the offer contained in the Participation Notice, it shall send, within twenty days after the effectiveness of the Participation Notice, a written commitment to the Company specifying the amount of Subject Securities (not in any event to exceed such holder's Applicable Percentage of the Subject Securities to be included in the Issuance) which such holder desires to be issued. If any holder of Investor Securities has not so accepted such offer, such holder shall be deemed to have waived (for itself and any transferee or assignee of its Investor Securities) all of its rights with respect to this Issuance, and the Company shall thereafter be free to issue the Subject Securities to the Proposed Subscriber, at a price no less than 95% of the minimum price set forth in the Participation Notice and on otherwise no more favorable terms in any material respect than as set forth in the Participation Notice, without any further obligation to such holder. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than 95% of the minimum price set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to have been furnished, and the terms and provisions of this Section 8.7 separately complied with, in order to consummate such Issuance pursuant to this
          Section 8.7.

               The acceptance of such holder shall be irrevocable except as hereinafter provided, and such holder shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issues in the Issuance, such amount of Subject Securities as such holder shall have specified in its written commitment.

               If at the end of the ninetieth (90th) day following the date of the effectiveness of the Participation Notice the Company has not completed the Issuance, any holder of Investor Securities who has accepted the offer in a Participation Notice shall be released from its obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to have been furnished, and the terms and provisions of this Section 8.7 separately complied with, in order to consummate such Issuance pursuant to this Section 8.7.

               8.7.1.3. The Company may condition the participation of any holder of Investor Securities in an Issuance upon the purchase by it of any securities (including without limitation debt securities) other than Subject Securities ("Other Securities") in the event that the participation of the Proposed Subscriber in such Issuance is so conditioned. In such case, each holder of Investor Securities shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as Other Securities are acquired by the Proposed Subscriber in proportion to the Subject Securities acquired in the Issuance by the Proposed Subscriber, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Proposed Subscriber, as the Proposed Subscriber shall be issued units of Subject Securities and Other Securities.

               8.7.1.4. Each holder of Investor Securities and its Affiliates shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 8.7 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments with governmental authorities; and otherwise cooperating with the Company; provided, however, that no holder of Investor Securities or any Affiliate thereof shall be required to agree to any amendment or modification of, or waiver under, or other change to, this Agreement, the Investor Securities or any other Related Agreement.

               8.7.1.5. All costs and expenses incurred by any holder of Investor Securities or the Company in connection with any proposed Issuance of Subject Securities (whether or nor consummated), including without limitation all attorney's fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company; provided, however, that if a holder of Investor Securities or any of its Affiliates retains separate legal counsel or other advisors in connection with such proposed Issuance, the fees and expenses of such separate attorneys or other advisors shall be borne by such holder.

               8.7.1.6. The closing of an Issuance pursuant to Section 8.7 shall take place at such time and place as the Company shall specify by notice to each participating holder of Investor Securities. At the closing of any Issuance under this Section 8.7, such holders of Investor Securities shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to it, registered in the name of such holder of its designated nominee, free and clear of any Liens, with any transfer tax stamps affixed, against delivery by such holders of the applicable consideration.

          8.7.2. Excluded Transactions. Notwithstanding the preceding provisions of this Section 8.7, the preceding provisions of this Section
     8.7 shall not restrict:

          (a) Any Issuance of Equity Securities pursuant to clause (ii) of the proviso to Section 8.6 hereto;

          (b) Any Issuance of Common Stock upon the exercise or conversion of any Investor Securities or any Equity Securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this Section 8.7; and

          (c) Any Issuance of Common Stock pursuant to a public offering registered under the Securities Act, other than shares issued pursuant to an employee plan registered on Form S-8 or any similar plan or form.

          (d) Any Issuance of Common Stock pursuant to a stock split or pro rata stock dividend of the type described in Section 2.2.2 of the Warrants.

          8.7.3. Termination. The foregoing provisions of this Section 8 shall terminate immediately following the closing of a public offering if, immediately after giving effect thereto, there is outstanding Common Stock not held by Affiliates of the Company which (x) is freely tradeable and the sale of which is not in any way subject to Rule 144 (including without limitation Rule 144(k) under the Securities Act) and (y) has an aggregate public market value of not less than $50 million, (a "Qualifying Public Offering").

     8.8. Registration Statements. No Subject Entity will file any registration statement under the Securities Act covering any offering of debt or equity securities unless it shall first have given each holder of Investor Securities 60 days advance written notice thereof. Each holder of Investor Securities shall have the right, at any time when in its sole and exclusive judgment it is or might be deemed to be a controlling person of any Subject Entity for purposes of the Securities Act, (i) to participate in the preparation of such registration statement and to require the inclusion therein or deletion therefrom of material which in its judgment should be included or deleted, as the case may be, (ii) to retain counsel and independent public accountants to assist it in such participation, and (iii) to obtain an opinion from the Company's counsel and a "cold-comfort" letter from the Company's auditors, each in customary form, each addressed to it and covering such matters as it may reasonably specify in connection with such registration statement. Unless a reference to a holder of Investor Securities by name is required by any provision of the Securities Act or the rules and regulations promulgated thereunder, no such registration statement or other document shall refer to such holder by name without the prior written consent of such holder. The indemnity and contribution provisions set forth in Section 8 of the Registration Agreement shall apply mutatis mutandis to any registration statement or other document referred to in this Section 8.8, except that references therein to the Selling Holders shall be deemed to be references to each holder of Investor Securities.

     8.9. Repurchase. The Company shall not, nor shall it subject itself to any obligation to, repurchase or otherwise acquire or retire any of its Equity Securities except as contemplated by Exhibit 7 hereto and by the Stock Transfer Agreement; provided, however, that the aggregate amount of all payments made in respect of acquisitions under the Stock Transfer Agreement plus the aggregate amount of all payments made in respect of Indebtedness incurred in connection with repurchases of Equity Securities under the Stock Transfer Agreement shall not exceed $500,000 during any fiscal year of the Company plus during the fiscal year ending December 31, 1997, an additional $500,000 if Adjusted Net Operating Income for the fiscal year ending December 31, 1996 was not less than the amount specified with respect to such fiscal year in the table below and plus during the fiscal years ending December 31, 1998 and thereafter, an additional $500,000 if both (x) aggregate Adjusted Net Operating Income for the two complete fiscal years of the Company most recently ended was not less than the sum of the amounts specified with respect to such fiscal years in the table below and (y) aggregate Adjusted Net Operating Income for the fiscal years of the Company beginning with the fiscal year ending December 31, 1996 and ending with the complete fiscal year of the Company most recently ended was not less than the sum of the amounts specified with respect to such fiscal years in the table below:

               Fiscal Year Ending December 31,          Amount
               -------------------------------          ------
                            1996                      $28,136,000
                            1997                      $30,787,000
                            1998                      $35,693,000

                         1999      $41,418,000
                         2000      $48,044,000
                         2001      $53,364,000
                         2002      $59,821,000

     8.10. Certain Tax and other Valuation Matters. The Company hereby agrees with you that (i) for the purposes of Sections 1271 through 1275 of the Code, the price at which each of the Senior Subordinated Notes and the Warrants would have been issued had they been issued apart from the investment unit consisting of Investor Securities is equal to the allocated cost thereof set forth in
Section 2.1.1 and 2.2 hereof, (ii) for such purposes, the price at which each PIK Note is issued is the stated principal amount thereof, and (iii) each such price will be appropriately used by the Company for income tax purposes.

     8.11. Lawsuits only in Massachusetts. The Company (and its successors and assigns) shall not commence any proceeding arising out of or based upon any Specified Related Agreement in any court other than the state courts of the Commonwealth of Massachusetts or federal courts located in the Commonwealth of Massachusetts.

9.   Covenants Applicable While Any Notes Are Outstanding.

     9.1. Incorporation of Certain Covenants. The Company will comply, and will cause the Subject Entities to comply, with all of the covenants and provisions set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(f), 5.1(g), 5.2(g),
5.2(h) (provided that sales of assets the net proceeds of which are actually applied to permanently pay down the Senior Indebtedness shall be permitted without limit), 5.2(n), 5.2(o), 5.2(p), 5.2(r) (excluding the Bank Credit Agreement), and 5.2(s) of the Bank Credit Agreement as in effect at the Closing, all of which covenants and provisions, together with the definitions of the defined terms used therein, are hereby incorporated herein by reference as fully as if set forth herein in their entirety, mutatis mutandis, so that references therein to "you" shall be deemed to be references to the Required Holders; provided, however, that, notwithstanding the precatory language set forth in the preamble to Sections 5.1 and 5.2 of the Bank Credit Agreement, for the purposes hereof, all of such covenants and provisions shall be in full force and effect for so long as any of the Notes shall be outstanding. Each such covenant incorporated herein by reference (together with each related definition) shall remain unmodified notwithstanding any modification or termination of such covenant (or such definition); provided, however, that if the lenders party thereto and the Company agree to amend any such Section of the Bank Credit Agreement and if the Required Holders consent to such amendment in writing, references in this Section 9.1 shall be deemed to be references to such Sections of the Bank Credit Agreement as and to the extent amended with the consent of the Required Holders.

     9.2  Amendments to Certain Agreements.

          9.2.1. Other Than Senior Indebtedness. The Subject Entities will not at any time consent to any amendment or modification or assignment of, or grant any waiver of or fail to enforce any of its rights pursuant to, any of the Related Agreements listed in Sections 4.3.2.2 and 4.3.2.3 if such amendment, modification, waiver or failure has or poses a material risk of having, directly or indirectly, any Material Adverse Effect or any material adverse effect on any then outstanding Investor Securities or on the rights, remedies or interest of any such holder hereunder or any of the other Related Agreements other than the Bank Credit Agreement.

          9.2.2. Senior Indebtedness. The Company shall not enter into, or agree to any renewal, extension, refinancing, refunding, amendment or modification of any of its rights pursuant to, the Bank Credit Agreement or any other Contractual Obligation relating to Senior Indebtedness (including without limitation swaps and other interest rate protection arrangements) if any such renewal, extension, refinancing, refunding, amendment or modification or any agreement or instrument creating or evidencing such renewal, extension, refinancing, refunding, amendment or modification (a) permits the aggregate principal amount of all Senior Indebtedness of the Company outstanding at any time to exceed $125,000,000, (b) permits the aggregate principal amount of all Senior Indebtedness of the Company outstanding at any time which may be borrowed, repaid and reborrowed prior to the stated maturity thereof ("Revolving Credit Debt") to exceed $50,000,000, (c) increases the rate of interest or default interest on, or fees or other amounts payable in respect of, any such Senior Indebtedness such that the Yield to Maturity on all Senior Indebtedness calculated immediately after giving effect to such increase (but including any fees payable in connection therewith) exceeds by more than 1.00% (one hundred basis points) the Initial Yield to Maturity on Senior Indebtedness calculated immediately prior to giving effect to such increase, (provided, that no change in the method of calculating any default rate of interest shall be made so as to increase the excess of such rate over the rate which would otherwise be in effect), (d) could alter the maturity of any such Senior Indebtedness to a time earlier than that specified in the Bank Credit Agreement or (e) could, in conjunction with all previous such renewals, extensions, refinancings, refundings, amendments or modifications, result in altering the dates that payment is due of more than six payments due under such Senior Indebtedness (other than Revolving Credit Debt) such that the date that any such payment is due is altered to a date later than one year from the date originally specified with respect to such payment in the Bank Credit Agreement as in effect on the date of this Agreement. For purposes of this Section 9.2.2(e), multiple payments due on the same date under more than one term loan shall be considered one payment.

     9.3 Fiscal Year. The fiscal year of the Company, which ends on the last day of December of each year, will not be changed without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld.

     9.4 Restrictions on Indebtedness. No Subject Entity will create, incur or otherwise become or remain liable with respect to any Indebtedness except the following, so long as, in each such case, such Indebtedness is incurred in compliance with Section 9.8 hereof:

          9.4.1. Indebtedness specified on Exhibit 9.4.1 hereto; provided, however, that no amendment to the terms of such Indebtedness, and no optional prepayment of such Indebtedness shall be made without the prior written consent of the Required Holders.

          9.4.2. Senior Indebtedness; provided, however, that (i) the aggregate principal amount of all Senior Indebtedness at any one time outstanding shall not exceed $125,000,000 and (ii) the aggregate principal amount of all Revolving Credit Debt at any one time outstanding shall not exceed $50,000,000.

          9.4.3.  Indebtedness in respect of the Notes.

          9.4.4. Indebtedness of the Subject Entities (x) in respect of Capitalized Lease Obligations and (y) secured by purchase money Liens permitted by Section 9.6.3 hereof; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 9.4.4 shall not exceed $6 million at any one time outstanding.

          9.4.5. Indebtedness in respect of Guarantees permitted by Section 9.5 hereof.

          9.4.6. Indebtedness incurred in connection with the repurchase pursuant to the Stock Transfer Agreement of Equity Securities issued by the Company; provided, however, that (i) all such Indebtedness shall be subordinated to the prior payment in full of the Notes on terms no less favorable to the holders of the Notes as are enjoyed by the holders of Senior Indebtedness with respect to the Notes, (ii) no principal of, or interest on, such Indebtedness shall be due and payable until the latest of five years from the date of issuance, January 31, 2004 or one year after the payment in full in cash of all obligations in respect of the Notes (provided, that voluntary payments of interest on and principal of such Indebtedness shall be permitted subject to the limitations contained in
     Section 8.9 hereof), (iii) the interest rate on such Indebtedness shall not exceed the lowest such rate which avoids the imputation of interest under the Code and (iv) no such Indebtedness shall be issued unless, immediately after giving effect thereto, there shall exist no Default and the incurrence of such Indebtedness shall have been permitted under Section 9.8 hereof (if applicable).

          9.4.7.  Indebtedness of any Subsidiary of the Company to the Company.

          9.4.8. Additional Indebtedness of the Subject Entities not otherwise permitted by this Section 9.4; provided, however, that, both immediately prior to and immediately after giving effect to the incurrence thereof, no Default shall exist; and provided, further, that the aggregate principal amount of all Indebtedness permitted by this
     Section 9.4.8 shall not exceed $500,000 at any one time outstanding.

          9.4.9. Additional Indebtedness of the Company; provided, however, that, both immediately prior to and after giving effect to the incurrence thereof, no Default shall exist; and provided, further, that (i) all such Indebtedness (including without limitation the Company's obligations under its Amended and Restated Deferred Compensation Plan) shall be subordinated to the prior payment in full of the Notes on terms no less favorable to the holders of the Notes as are enjoyed by the holders of Senior Indebtedness with respect to the Notes, (ii) no principal of such Indebtedness shall be due and payable until the later of five years from the date of issuance or one year after the payment in full in cash of all Notes.

     9.5 Restrictions on Guarantees. The Subject Entities will not become or remain liable with respect to any Guarantee of any obligation of any other Person except the following:

          9.5.1.  Guarantees by Subsidiaries of the Company of the Notes.

          9.5.2.  Guarantees by Subsidiaries of the Company of Senior
     Indebtedness.

          9.5.3. Endorsements for collection or deposit in the ordinary course of business.

          9.5.4. Guarantees of amounts payable under indemnity, performance or similar bonds in the ordinary course of business.

          9.5.5. Guarantees by the Company of the obligations of Subsidiaries of the Company.

     9.6 Restrictions on Liens. The Subject Entities will not create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; provided, however, that the Subject Entities may create or incur or suffer to be created or incurred or to exist:

          9.6.1.  Liens securing the Indebtedness permitted by Sections 9.4.1,
     9.4.2 and 9.4.3 hereof.

          9.6.2. Liens on the assets of the Subject Entities existing on the Closing Date and listed in Exhibit 9.6.2 hereto.

          9.6.3. Purchase money Liens (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) on property of the Company existing or created at the time of acquisition thereof, and the renewal, extension and refunding of any such Lien in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that the aggregate principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured by each such Lien in each item of property shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of the item subject thereto; and provided, further, that the aggregate principal amount of all such Indebtedness shall not exceed the amount specified in Section 9.4.4 hereof.

          9.6.4. Liens to secure taxes, assessments and other governmental charges or claims for labor, material or supplies to the extent that payment thereof shall not be in arrears or shall be contested in good faith by appropriate proceedings.

          9.6.5. Deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security or in connection with contests, bids, governmental contracts, performance bonds and similar obligations to the extent that payment thereof shall not be in arrears or shall be contested in good faith by appropriate proceedings.

          9.6.6. Liens in respect of judgments or awards to the extent that such judgments or awards are being appealed in good faith by the Company or which have been in force for less than the applicable appeal period.

          9.6.7. Liens of carriers, warehousemen, mechanics and materialmen, and other Liens arising by operation of law in the ordinary course of business, to the extent that payment of the obligation secured thereby shall not be in arrears or shall be contested in good faith by appropriate proceedings.

          9.6.8. Encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property and landlord's and lessor's liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Subject Entities.

          9.6.9. Deposits or pledges made in connection with, or to secure payment of, indemnity, performance or other similar bonds incurred in the ordinary course of business.

     9.7. Restrictions on Distributions. No Subject Entity shall make, pay or declare any Distribution; provided, however, that so long as immediately prior to and after giving effect thereto there shall be no Default, the Subject Entities shall be permitted to make, pay and declare the following
Distributions:

          9.7.1.  Distributions permitted or required by Section 10 hereof or
     Exhibit 7 hereto.

          9.7.2. Distributions consisting of the acquisition by the Company and its Wholly Owned Subsidiaries, in accordance with the provisions of the Related Agreements, of Equity Securities of Subsidiaries of the Company held by Persons other than the Company and its Wholly Owned Subsidiaries.

          9.7.3. Distributions consisting of the regular and periodic payment of interest on Indebtedness permitted by Section 9.4.9, provided that cash payments of interest on such Indebtedness shall not exceed a per annum rate of 10%.

          9.7.4. Distributions consisting of payments permitted by Section 8.9 hereof.

      9.8. Debt Incurrence Test. At no time during any period specified in the table below shall any Subject Entity incur any Indebtedness if, immediately after giving effect to such incurrence and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Subject Entities would exceed an amount equal to (i) Net Operating Income for the four consecutive fiscal quarters most recently ended with respect to which the Company has furnished the financial statements required by Sections 8.3.1 and 8.3.2 hereof multiplied by (ii) the multiple set beside such period in such table; provided, however, that the limitation contained in this Section 9.8 shall not apply to the incurrence by the Company of Indebtedness permitted by
Section 9.4.6 hereof if such Indebtedness is being incurred in connection with the death, total and permanent disability, or retirement upon reaching the age of 65 of the person from whom (or from whose estate) the applicable Equity Securities are being purchased:

                                Period                                    Multiple
     Fiscal year ended March 31, 1996                                       5.50
     Fiscal year ended June 30, 1996                                        5.50
     Fiscal year ended September 30, 1996                                   5.40
     Period beginning October 1, 1996 and ending December 30, 1997          5.00
     Period beginning December 31, 1997 and ending December 30, 1998        4.75
     Period beginning December 31, 1998 and ending December 30, 1999        4.30
     Period beginning December 31, 1999 and ending December 30, 2000        3.60
     Period beginning December 31, 2000 and ending December 30, 2001        3.00
     Periods beginning on December 31, 2001 and thereafter                  2.50

     9.9. Execution of Guarantee Agreements and Security Agreements by Guarantee Subsidiaries. No Subject Entity shall hold any Equity Security in any Person which is a Guarantee Subsidiary of the Company unless such Person shall have, prior to or concurrently with such Person becoming a Subsidiary, duly authorized, executed and delivered to the holders of

Notes each of a Guarantee Agreement and a Security Agreement, together with such other agreements, certificates and other documents, including without limitation financing statements, mortgages, deeds of trust and opinions of counsel, as the Required Holders of Notes shall have reasonably requested in connection therewith.

      9.10. Key Man Insurance. The Company will have in full force and effect as the owner thereof at all times from and after the Closing Date key man life insurance policies with insurers reasonably satisfactory to you covering the life of John H. Welker in the aggregate amount of $7,500,000 prior to June 30, 1996 and will use its best eforts to increase the amount of such coverage to $15,000,000 on and after June 30, 1996.

10.  Defaults.

          10.1. Events of Default; Remedies. If any of the following events (each such event herein termed an "Event of Default") shall happen, that is to say:

          10.1.1. The Company shall fail to make any payment in respect of principal of or interest or premium on any of the Notes as the same shall become due whether at maturity or by acceleration or otherwise and such failure shall continue for a period of five Business Days; or

          10.1.2. Any Subject Entity shall fail to perform or observe any of the covenants, agreements or provisions set forth or incorporated by reference in Section 8.1, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.11 or 9
     (exclusive of 9.10) hereof, and, in the case of covenants, agreements or provisions incorporated by reference in Section 9.1 hereof, such failure shall continue beyond the period of grace, if any, specified in the Bank Credit Agreement (provided, however, that no such period shall exceed thirty days after such failure unless the Required Holders of the Notes in their sole discretion shall specifically agree in writing); or

            10.1.3. Any Subject Entity shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Related Agreement not listed in Section 4.3.2.1, and in each such case such failure shall not be rectified or cured to the reasonable satisfaction of the Required Holders within thirty days after the occurrence of such failure; or

            10.1.4. Any representation or warranty of or with respect to any Subject Entity contained in or made in connection with this Agreement or any other Related Agreement not described in Sections 4.3.2.2 or 4.3.2.3, including without limitation any representation or warranty incorporated by reference into such agreements, shall prove to have been materially false on the Closing Date or, if earlier, the date as of which it was made; or

          10.1.5. Any Subject Entity shall fail to make any required payment on or in respect of any Senior Indebtedness or on or in respect of any other Indebtedness of any Subject Entity, whether because funds are not legally available therefor or otherwise, or any Subject Entity shall fail to perform or observe any of the covenants or provisions required to be performed or observed by it pursuant to any agreement relating to Senior Indebtedness or any other such Indebtedness, and, in the case of Senior Indebtedness, (a) any security interest in or other Lien on any property securing any such Senior Indebtedness shall be enforced, or (b) any such Senior Indebtedness shall have become due or payable prior to its stated maturity for any reason whatsoever, and, in the case of any other such Indebtedness, the aggregate principal amount thereof shall exceed $500,000; or
          10.1.6. A final judgment which, in the aggregate with other outstanding final judgments against the Subject Entity, exceeds $1,000,000 after giving effect to any applicable insurance, shall be rendered against any Subject Entity if (i) within 30 days after entry thereof, such judgment shall not have been discharged or stayed pending appeal, or (ii) within 30 days after expiration of any such stay, such judgment shall not have been discharged; or

          10.1.7. (a) John H. Welker shall cease for any reason whatsoever, other than his death or disability, to be and continuously to perform the duties of chief executive officer of the Company and to devote substantially all of his professional time and efforts to the operations of the Subject Entities; or (b) John H. Welker shall cease, by virtue of his death or disability, to be and continuously to perform the duties of chief executive officer of the Company and to devote substantially all of his professional time and efforts to the operations of the Subject Entities and no successor shall have been approved in writing by the Required Holders in their sole discretion, and shall have commenced to perform the duties of chief executive officer of the Company, within one year after such cessation, provided that if any satisfactory successor shall have been so approved and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of John H. Welker in this Section 10.1.7.

          10.1.8.  John H. Welker and Members of the Immediate Family of John
     H. Welker shall at any time own collectively less than 51% of the then outstanding capital stock of the Company; provided, that this Section
     10.1.8 shall not apply from and after (i) the closing of any Qualifying Public Offering, or (ii) the date that John H. Welker shall cease to be the chief executive officer of the Company.

          10.1.9.  Any Subject Entity shall:

               (a) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

               (b) have filed against it a petition under said Title 11 which shall not have been dismissed within 30 days after the date on which said petition is filed, or file an answer or other pleading within said 30-day period admitting or failing to deny the material allegations of such a petition, or seeking, consenting to or acquiescing in the relief therein sought, or fail to controvert timely the material allegations of any such petition;

               (c) have entered against it an order for relief in any involuntary case commenced under said Title 11;

               (d) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

               (e) have entered against it any order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

               (f) make an assignment for the benefit of, or enter into a composition with, its creditors or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property;

     then and in each and every such case,

               (1) if such Event of Default shall not be based solely upon a failure to observe a covenant with respect only to Warrants or Common Stock constituting Investor Securities, any holder or holders of more than 50% of the outstanding principal amount of the Notes may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in any other Specified Related Agreement or in the Notes, or in aid of the exercise of any power granted in this Agreement or in the Notes, and (unless there shall have occurred an Event of Default under Section 10.1.9 hereof, in which case the unpaid balance of the Notes shall automatically become due and payable) may by notice to the Company declare all or any part of the unpaid principal amount of the Notes then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Agreement or the notes, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived to the extent not prohibited by applicable law that cannot be waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect; and

               (2) if such Event of Default shall be based upon a failure to observe a covenant with respect to Warrants or Common Stock constituting Investor Securities, any holder or holders of more than 50% of the outstanding Warrants and shares of Common Stock which constitute Investor Securities (calculated on the assumption that all Warrants have been exercised) may proceed to protect and enforce its or their rights by suit in equity (including without limitation a suit for rescission), action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in any other Specified Related Agreement or any term of the Charter of the Company, or in aid of the exercise of any power granted in this Agreement or in the Charter of the Company; and

               (3) if such Event of Default is described in Section 10.1.7, the holders of Warrants and Common Stock constituting Investor Securities may exercise their "put" rights in accordance with the provisions of
          Exhibit 7 hereto.

The Company hereby agrees that the holders of the Warrants and shares of Common Stock constituting Investor Securities have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if the Company were to fail to comply with its obligations hereunder and under the other Specified Related Agreements, and that the Company therefore agrees that the holders of the Warrants and of shares of Common Stock constituting Investor Securities shall be entitled to obtain specific performance of the obligations of the Company herein and therein contained.

     10.2. Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Required Holders shall have waived such event in writing or stated in writing that the same has been cured to their reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 10.2 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of the rights of any of you or the rights of any holder of Investor Securities upon the occurrence thereof.

     10.3. Waivers. The Company hereby waives to the extent not prohibited by provisions of applicable law which cannot be waived (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of Investor Securities in the enforcement of its rights under the provisions of this Agreement or any other Related Agreement, (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law, and (d) any defense of any kind (other than payment) which it may now or hereafter have with respect to its obligations and liability under this Agreement or any other Related Agreement.

     10.4. Course of Dealing. No course of dealing between the Company on the one hand, and you or any holder of the Investor Securities on the other hand, shall operate as a waiver of any of your or its rights under this Agreement or any other Related Agreement or the Charter of the Company. No delay or omission in exercising any right under this Agreement or the Charter of the Company shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a waiver of or bar to any right or remedy on any other occasion. No waiver or statement of satisfactory cure or consent shall be binding upon you or any holder of any Investor Securities unless it is in writing and signed by one or more of you or of the holders of the Investor Securities as may be required by the provisions of this Agreement.

11.  Payment on Investor Securities; Transfer; Replacement.

     11.1. Home Office Payment. All payments made in respect of the Investor Securities held by you shall be made in federal or other immediately available funds in lawful money of the United States for credit, not later than 12:00 noon, Boston time, to you at your account set forth on Schedule I hereto accompanied by sufficient information to identify the source and application thereof or by such other method or at such other address as a holder of Notes shall have from time to time given timely notice of to the Company.

     11.2. Registration, Transfer and Exchange of Notes. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered holders of Notes issued by it and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "holder", "Holder" or "holder of record" of any Note shall mean the payee thereof unless the payee shall have presented such Note to the issuer thereof for transfer in compliance with the applicable provisions of Section 12 hereof and the transferee shall have been entered in said register as a subsequent holder, in which case such terms shall mean such subsequent holder. The ownership of the Notes shall be proven by such register.

     The holder of any of the Notes may at any time and from time to time prior to maturity or redemption thereof surrender any Note held by it for exchange or (subject to compliance with the applicable provisions of Section 12 hereof) transfer at said office of the issuer thereof. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to such holder, such issuer shall issue, at its expense, in exchange therefor another Note or Notes, dated the date to which interest has been paid on the surrendered Note, for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each such new Note shall be in the denominations and registered in the name of such Person or Persons as the holder of such surrendered Note may designate in writing, and such exchange shall be made in a manner such that no additional or lesser amount of principal or interest shall result. The issuer will pay shipping and insurance charges, from and to each holder's principal office, involved in the exchange or transfer of any Note.

     Each Note issued hereunder, whether originally or in substitution for or upon transfer or exchange of any Note, shall be registered on the date of execution thereof by the issuer. The registered holder of record shall be deemed to be the owner of the Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal, premium, if any, and interest evidenced by or payable on such Note free from all equities or rights of set-off or counterclaim between the issuer and the transferor of such holder of record or any previous holder of record thereof, and shall execute an agreement agreeing to be bound as a party to the Intercreditor Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 15 hereof.

     11.3. Transfer, Exchange, Exercise and Conversion of Warrants. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the Warrants and particulars of the Warrants held by them and of all transfers, exchanges, conversions and redemptions of Warrants. Upon surrender at such office or such other place as shall be duly specified by the company of any Warrant for redemption, conversion, exercise, exchange or (subject to compliance with the applicable provisions of this Agreement, including without limitation the conditions set forth in Section 12 hereof) transfer, the Company shall issue at its expense one or more new Warrants in such denomination or denominations as may be requested, and registered as such holder may request. Any Warrant surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange, conversion or redemption provided for in this Section 11.3.

     11.4. Transfer and Exchange of the Capital Stock. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the capital stock of the Company and particulars of the respective shares of capital stock held by them and of all transfers, exchanges, conversions and redemptions of such capital stock. Upon surrender at such office or such other place as shall be duly specified by the Company of any certificate representing shares of capital stock, for conversion, exchange or (subject to compliance with the applicable provisions of this Agreement, including without limitation the conditions set forth in Sections 12 hereof) transfer, the Company shall issue, at its expense, one or more new certificates in such denomination or denominations as may be requested, and registered as such holder may request. Any certificate representing shares of capital stock surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, to each holder's principal office, upon any transfer, exchange or conversion provided for in this Section 11.4.

     11.5. Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of a security held by you or another institutional holder or by the nominee of you or such other institutional holder, of an unsecured indemnity agreement from you or such other holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of the security for cancellation to the Company at its principal office, the Company at its expense will execute and deliver or will cause to be executed and delivered in lieu thereof a new security of like tenor. Any security in lieu of which any such new security has been so executed and delivered or caused to be executed and delivered by the Company shall not be deemed to be an outstanding security for any purpose.

12. Restrictions on Transfer. Investor Securities shall be transferable only upon satisfaction of the applicable conditions specified in this Section 12.

     12.1. Restrictive Legend. Except as otherwise permitted by Section 12.3 hereof, each Senior Subordinated Note shall bear a legend in substantially the form of the legend set forth at the beginning of Exhibit 2.1 hereto, each PIK Notes shall bear a legend in substantially the form of the legend set forth at the beginning of Exhibit A to Exhibit 2.1 hereto, each Warrant shall bear a legend in substantially the form of the legend set forth at the beginning of
Exhibit 2.2 hereto, and each certificate representing shares of capital stock constituting Investor Securities shall bear a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws. Furthermore, such shares may be sold or otherwise transferred only in compliance with the conditions specified in the Securities Purchase Agreement dated as of January 3, 1996 among the issuer hereof and the other parties thereto, and are subject to certain call and sell-back provisions set forth in such Agreement (including the Exhibits thereto). Such shares may be sold or otherwise transferred only in compliance with, and are subject to the "Drag-Along" provisions of, the Tag-Along and Drag-Along Agreement dated as of January 3, 1996 among the Issuer hereof and the other parties thereto. Complete and correct copies of such Agreements (including the Exhibits thereto) are available for inspection at the principal office of the issuer hereof and will be furnished without charge to the holder of such shares upon written request."

     12.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Investor Securities other than pursuant to an effective registration statement under the Securities Act, the holder thereof will give not less than three Business Days' prior written notice to the Company of such holder's intention to effect such transfer, describing in reasonable detail the manner of the proposed transfer. No holder of Investor Securities shall transfer any Investor Securities other than pursuant to an effective registration statement under the Securities Act until (i) such holder delivers to the Company an opinion, in form and substance reasonably acceptable to the Company, of Ropes & Gray or other counsel reasonably acceptable to the Company addressed to the Company to the effect that the proposed transfer may be effected without registration of such Investor Securities under the Securities Act or applicable state securities laws, and (ii) the transferee agrees in writing to be bound by all of the terms of this Agreement and the Investor Securities to be transferred, and thereupon such holder shall be entitled, within 30 days thereafter, to transfer such Investor Securities in accordance with the terms of this Agreement and the notice delivered by such holder to the Company. Each Note, each Warrant and each certificate representing shares of capital stock issued upon or in connection with any such transfer shall bear the restrictive legend referred to in Section 12.1 hereof, in each case unless the restrictions on transfer provided for in this Section 12 shall have ceased and terminated as to such Investor Securities pursuant to Section 12.3 hereof.

     12.3.  Termination of Restrictions. The restrictions imposed by this
Section 12 upon the transferability of Investor Securities shall cease and terminate as to any particular Investor Securities and any securities issued in exchange therefor or upon transfer thereof when such Investor Securities are being or have been sold pursuant to a Public Sale. Whenever any of such restrictions shall cease and terminate as to any Investor Securities, the holder thereof shall be entitled to receive, without expense, from the Company, new certificates not bearing that part of the legend specified in Section 12.1 hereof that is no longer applicable.

     12.4. Special Restriction. No Investor Security shall be transferred (other than in a Public Sale) to any Person unless, concurrently with such transfer, such Person certifies to the Company that such Person is not a Competitor or a Customer. The term "Competitor" shall mean a Person which is listed on Exhibit 12.4 hereto or which, collectively in the most recent two complete fiscal years of such Person, derived at least 5% of its gross revenues during such years from products which were directly competitive with products of the Subject Entities. The term "Customer" shall mean a Person to which the Company made sales in its two most recent fiscal years representing more than 1% of the Company's gross revenues in each such year.

13.  Definitions. For purposes of this Agreement:

     13.1. Terms Defined Elsewhere. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

                   Term                          Definition
          "Bank Credit Agreement"              Section 4.3.2.1
          "Class A Common Stock"               Section 2.2
          "Class A Preferred Stock"            Section 4.2.1
          "Class B Common Stock"               Section 4.2.1
          "Class B Preferred Stock"            Section 4.2.1
          "Class C Common Stock"               Section 4.2.1
          "Closing"                            Section 3.2
          "Closing Date"                       Section 3.2
          "Common Stock"                       Section 4.2.1
          "Company"                            Preamble
          "Competitor"                         Section 12.4
          "Customer"                           Section 12.4
          "Employment Agreement"               Section 6.6
          "Event of Default"                   Section 10.1
          "Guarantee Agreement"                Section 6.4
          "Intercreditor Agreement"            Section 6.5
          "Investor Securities"                Section 2.3
          "Issuance"                           Section 8.7
          "Major Holder"                       Section 8.2
          "Margin Stock"                       Section 3.4
          "Noncompetition Agreement"           Section 6.6
          "Notes"                              Section 2.1.3
          "Other Securities"                   Section 8.7.1.3
          "PIK Notes"                          Section 2.1.2
          "Participation Notice"               Section 8.7.1.1
          "Preferred Stock"                    Section 4.2.1
          "Proposed Subscriber"                Section 8.7.1.1
          "Put Notes"                          Section 7.2.1 of Exhibit 7
          "Qualifying Public Offering"         Section 8.7.3
          "Related Agreements"                 Section 4.3.2
          "Registration Agreement"             Section 6.8
          "Revolving Credit Debt"              Section 9.2.2
          "Security Agreement"                 Section 6.5
          "Senior Subordinated Notes"          Section 2.1.1
          "Specified Related Agreements"       Section 4.3.2
          "Subject Securities"                 Section 8.7
          "Tag-Along Agreement"                Section 6.7
          "Warrants"                           Section 2.2

Certain other terms are defined in the Exhibits hereto and are used therein with the meanings so defined.

      13.2. Action. The term "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

      13.3. Adjusted Net Operating Income. The term "Adjusted Net Operating Income" shall mean, for any period, Net Operating Income for such period after excluding therefrom all amounts included therein as a result of the business or operations of each acquisition of assets, a Person or a business (if any) made after the date of this Agreement the purchase of which was funded, in whole or in part, directly or indirectly, with proceeds of Equity Securities issued or Indebtedness incurred in connection with, in anticipation of or as a result of (including without limitation by the Person acquired), such acquisition, all of the foregoing calculated on a pro forma basis and in conformity with generally accepted accounting principles on a basis consistent with the financial statements referred to in clause (a) of Section 4.3.1 hereof.

      13.4. Affiliate. The term "Affiliate" (which shall be deemed to refer to the Company unless another Person is specified) shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such other specified Person) and shall include (i) any Person who is an officer, director or beneficial holder of at least 5% of the outstanding equity interest of the Company (or such other specified Person) and Members of the Immediate Family of any such officer, director or holder,
(ii) any Person of which the Company (or such other specified Person) or an Affiliate (as defined in clause (i) above) of the Company (or such other specified Person) shall, directly or indirectly, either beneficially own at least 5% of the outstanding equity interest or constitute at least a 5% participant or shall be an officer or director of such Person, and Members of the Immediate Family, if any, of such holder, director or officer, and (iii) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person; provided, however, that you shall not be an Affiliate of the Company for purposes of this Agreement.

      13.5. Applicable Percentage. The term "Applicable Percentage" shall mean, with respect to any holder of Investor Securities, the percentage of all outstanding shares of Common Stock which would be held by such holder assuming that all outstanding Equity Securities of the Company are converted into, or exchanged or exercised for, shares of Common Stock in accordance with the terms thereof.

      13.6. Business Day. The term "Business Day" shall mean any day on which banking institutions in Boston, Massachusetts and Detroit, Michigan are customarily open for the purpose of transacting business.

      13.7. By-laws. The term "By-laws" shall include all written rules, regulations, procedures and by-laws and all other documents relating to the management, governance or internal regulation of a Person other than an individual, or interpretive of the Charter of such Person, each as from time to time amended or modified.

      13.8. Capitalized Lease. The term "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

      13.9. Charter. The term "Charter" shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

      13.10. Code. The term "Code" shall mean the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor thereof, collectively and from time to time amended and in effect.

      13.11. Commission. The term "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, the Exchange Act or both.

      13.12. Consolidated. The term "consolidated" shall mean, when used with reference to any term, that term as applied to the accounts of the Company (or other indicated Person) and each of its Subsidiaries, consolidated in accordance with generally accepted accounting principles after eliminating all inter-company items and with appropriate deductions for minority interests in Subsidiaries.

      13.13. Contractual Obligation. The term "Contractual Obligation" shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, indenture, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument, including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

      13.14. Default. The term "Default" shall mean an Event of Default as defined in Section 10 or an event or condition with which the passage of time or the giving of notice or both would become such an Event of Default.

      13.15. Distribution. The term "Distribution" shall mean (i) the declaration or payment of any dividend or other distribution on or in respect of any Equity Security of any Subject Entity, other than dividends payable on Common Stock solely in shares of Common Stock, (ii) the purchase, redemption or other retirement of any Equity Security of any Subject Entity, whether directly or indirectly through a Subsidiary or otherwise, and (iii) any payment of the principal of, premium (if any) or interest on, or any other payment in respect of, any Indebtedness permitted by Sections 9.4.6 and 9.4.9 hereof and any other Indebtedness which is subordinated in any way to the Notes.

      13.16. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      13.17. Equity Securities. The term "Equity Securities" shall mean, with respect to any Person which is not a natural person, all shares of capital stock or other equity or beneficial interests issued by or created in or by such Person, all stock appreciation or similar rights or grants of, or other Contractual Obligation for, any right to share in the equity, income, revenues or cash flow of such Person, and all securities or other rights, warrants or other Contractual Obligations to acquire any of the foregoing, whether by conversion, exchange, exercise, preemptive right or otherwise.

      13.18. Foreign Trade Regulations. The term "Foreign Trade Regulations" means (a) any act that prohibits or restricts, or empowers the President or any executive agency of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 15 C.F.R. Parts 730 et seq., 22 C.F.R. Parts 120-130 and 31 C.F.R. Parts 500 et seq. and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing, all as from time to time in effect.

      13.19. Generally Accepted Accounting Principles. The term "generally accepted accounting principles" shall mean generally accepted accounting principles as defined by the Financial Accounting Standards Board, as in effect on December 31, 1994 and as applied by the Subject Entities in their consolidated financial statements dated December 31, 1994 referred to in clause
(a) of Section 4.3.1 hereof and consistently followed thereafter without giving effect to any subsequent changes in such accounting principles; provided, however, that for purposes of the financial statements to be delivered pursuant to Section 8.3 hereof, "generally accepted accounting principles" shall mean such principles as recognized by the Financial Accounting Standards Board, as from time to time in effect.

      13.20. Governmental Authority. The term "Governmental Authority" shall mean any U.S. federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

      13.21. Guarantee. The term "Guarantee" shall mean (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (A) to pay the Indebtedness of such obligor, (B) to purchase any obligation owed by such obligor, (C) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such obligor to discharge one or more of its obligations, or
(D) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Indebtedness or other obligations of such partnership or venture.

     13.22. Guarantee Subsidiary. Each Subsidiary of the Company that (i) is incorporated in one of the states of the United States of America, or (ii) has guaranteed any portion or all of the Senior Indebtedness.

     13.23. Indebtedness. The term "Indebtedness" shall mean: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether direct or indirect other than obligations of the Company for the balance of the purchase price of the stock of Ultra Air Products, Inc. as further described in Schedule 9.4 to the extent such Indebtedness does not exceed $2.5 million; (ii) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all reimbursement obligations under outstanding letters of credit in respect of drafts which (a) may be presented to the extent the aggregate amount thereof exceeds $4,000,000, or (b) have been presented and have not yet been paid and are not included in clause (i) above.

     13.24. Initial Yield to Maturity. The term "Initial Yield to Maturity" shall mean the Yield to Maturity on all Senior Indebtedness then outstanding calculated on the basis of the Bank Credit Agreement as in effect on the date of this Agreement but assuming that any Revolving Credit Debt has a maturity 5 years from the date of computation.

     13.25. Investment. The term "Investment" shall mean (i) any share of capital stock, evidence of Indebtedness or other security issued by any other Person, (ii) any loan, advance, or extension of credit to, or contribution to the capital of, any other Person, (iii) any purchase of the securities or business or integral part of the business of any other Person, or commitment or option to make such purchase if, in the case of an option, the consideration therefor exceeds $1,000, including without limitation the entering into of local marketing agreements and similar agreements, and (iv) any other investment; provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trade terms or prepaid assets arising in the ordinary course of business, (b) advances to employees for travel and relocation expenses, drawing accounts and similar expenditures, or (c) demand deposits in banks or trust companies the entire principal amount of which is subject to deposit insurance provided by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation.

     13.26. Legal Requirement. The term "Legal Requirement" shall mean any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation, or any order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

     13.27. Lien. The term "Lien" shall mean (a) any mortgage, pledge, lien, charge, security interest or other similar encumbrance or restriction of any kind upon any property or assets of any character, or upon the income or profits therefrom or upon the transfer thereof; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     13.28. Material Adverse Change; Material Adverse Effect. The terms "Material Adverse Change" and "Material Adverse Effect" shall mean, respectively, any adverse change in or effect on the business, operations, assets, prospects or condition, financial or otherwise, of any Subject Entity which, when considered either singly or together with all other adverse changes and effects with respect to which either such phrase is used in this Agreement, is material to the Subject Entities considered as one enterprise.

     13.29. Members of the Immediate Family. The term "Members of the Immediate Family", as applied to any individual, shall include each parent, spouse, child, brother, sister and the spouse of a child, brother, or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of the property of one or more such persons.

     13.30. Net Operating Income. The term "Net Operating Income" shall mean, with respect to any period, (i) the net income of the Subject Entities for such period, plus (ii) to the extent deducted in computing such net income, (a) all charges and expenses in the nature of interest (including without limitation charges in the nature of interest on Capitalized Leases), (b) provisions for income taxes (including the State of Michigan single business tax), depreciation and amortization, (c) accretion of the liability accrued as of December 31, 1995 pursuant to Statement of Financial Accounting Standards No. 106 issued by the Financial Accounting Standard Board, (d) accretion of the liability accrued as of December 31, 1995 in connection with deferred compensation payable by virtue of the amendment of the Company's deferred compensation plan entered into on November 29, 1990, and (e) unrealized foreign currency gains and losses, all of the foregoing calculated in conformity with generally accepted accounting principles on a basis consistent with the financial statements referred to in clause (a) of Section 4.3.1 hereof, and with appropriate deductions from each such item for minority interests in subsidiaries.

     13.31. Person. The term "Person" shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture or unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     13.32. Pro Forma Net Operating Income. The term "Pro Forma Net Operating Income" shall mean, with respect to any period, Net Operating Income for such period; provided, however, that if an acquisition or disposition of assets, another Person or a business occurred during the period for which Pro Forma Net Operating Income is to be determined, such determination shall be made on a pro forma basis, on the assumption that such acquisition or disposition occurred on the day immediately preceding the first day of such period.

     13.33. Public Sale. The term "Public Sale" shall mean a distribution pursuant to a registration statement under the Securities Act or, if the securities sold are of a class which is publicly traded as evidenced by listing with a national securities exchange, on the NASDAQ National Market or otherwise, a sale to the public which is exempt from the registration requirements of the Securities Act under Rule 144 thereunder or otherwise.

     13.34. Required Holders. The term "Required Holders" shall mean, with respect to any class or type of Investor Securities, the holder or holders at the relevant time (excluding the Subject Entities) of more than 50% of the outstanding principal amount or number of outstanding shares, as the case may be, of the specified class or type of Investor Securities, or if no class or type is specified, the holder or holders at the relevant time (excluding the Subject Entities) of each of (i) more than 50% in outstanding principal amount of the Notes, (ii) more than 50% of the outstanding shares of Common Stock which constitute Investor Securities, and (iii) more than 50% of the outstanding Warrants which constitute Investor Securities.

     13.35. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     13.36. Senior Indebtedness. The term "Senior Indebtedness" shall have the meaning assigned to such term in the Notes.

     13.37. Significant Subsidiary. The term "Significant Subsidiary" shall mean each Subsidiary of the Company which is (or would be on a pro forma basis) a "significant subsidiary" of the Company, as such term is used in Regulation S-X promulgated by the Commission.

     13.38. Stockholder. The term "Stockholder" shall mean each Person who holds any Equity Security of the Company.

     13.39. Subject Entity. The term "Subject Entity" shall mean each of the Company and each of its Subsidiaries.

     13.40. Subordinated Indebtedness. The term "Subordinated Indebtedness" shall have the meaning assigned to such term in the Notes.

     13.41. Subsidiary. The term "Subsidiary" shall mean any Person of which the Company or any other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

     13.42. Wholly Owned Subsidiary. The term "Wholly Owned Subsidiary" shall mean any Subsidiary all of whose outstanding Equity Securities are owned by the Company (or any other specified Person), directly or indirectly through a Wholly Owned Subsidiary.

     13.43. Yield to Maturity. The term "Yield to Maturity" shall mean, at any time, the yield to maturity (calculated in accordance with generally accepted financial practices) on all Senior Indebtedness at such time, including all interest, fees and other amounts payable with respect thereto, calculated on the following assumptions: (i) the only payment or prepayments of outstanding Senior Indebtedness which will be made are those specified to be made on a fixed date;
(ii) where Revolving Credit Debt is available, the maximum principal amount permitted to be outstanding at any time will be outstanding; (iii) where an interest rate varies based upon a floating rate of interest, the rate of interest in effect on the date of computation will remain constant; (iv) where an interest rate varies on the basis of other events or conditions (including without limitation the financial performance of the borrower), an equal principal amount of Senior Indebtedness subject thereto will be subject to each possible rate of interest; (v) the maturity of all Revolving Credit Debt is five years from the date of computation; and (vi) all fees and other amounts paid prior to the date of computation in lump sums rather than periodically over the remaining life of the applicable Indebtedness were, in fact, made payable ratably over such remaining life at the time of their original payment.

14. Expenses, Etc. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by you in connection with such transactions and operations hereunder (other than expenses incurred in the normal course of investment monitoring) and in connection with any amendments or waivers (whether or not the same become effective) hereof and of the other Related Agreements and all expenses incurred by any of you or any holder of any Investor Securities issued hereunder in connection with the enforcement in good faith of any rights hereunder, under any other Related Agreement or under the Charter of the Company, including without limitation: (a) the cost and expenses of preparing and duplicating this Agreement; (b) the cost of delivering to your principal office, insured to your reasonable satisfaction, the Investor Securities sold to you hereunder and any Investor Securities delivered to you in exchange therefor or upon any conversion or substitution thereof, in any such case insured to your satisfaction; (c) the reasonable fees, expenses and disbursements of Ropes & Gray in connection with the transactions contemplated by this Agreement; and (d) all taxes (other than taxes determined with respect to income and transfer taxes that may be payable upon a transfer), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Related Agreement, or the issuance of any of the Investor Securities; provided, however, that you and each holder of Investor Securities shall bear the fees and disbursements of counsel for such of you or such holder in connection with all opinions rendered by such counsel pursuant to Section 12 hereof.

     The Company hereby further agrees to indemnify, exonerate and hold you and each of your stockholders, officers, directors, employees and agents free and harmless from and against any and all Actions, losses, liabilities and damages, and any investigation or proceeding instituted by any Governmental Authority or any other Person, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements, incurred in any capacity by the indemnitee or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale by the Company of any of the Investor Securities, except for any of such indemnified liabilities arising on account of any indemnitee's gross negligence, willful misconduct or bad faith.

     Each of the Company and you hereby agree to indemnify each other against and hold each other harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by the Company or you, as the case may be, in connection with the transactions contemplated by this Agreement, including without limitation reasonable legal fees arising in connection with any such claim, demand or liability; provided, however, that the Company shall bear the fees and expenses referred to in the first paragraph of this Section 14.

     The obligations of the Company to you under this Section 14 shall survive the redemption, repurchase or transfer of any or all of the Investor Securities.

15. Notices. Any notice or other communication in connection with this Agreement or the Investor Securities shall be deemed to be delivered if in writing (or in the form of a telex or telecopy to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) addressed as provided below and if either (a) actually delivered at said address or (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

     If to the Company, to it at the address set forth on page 1, with a courtesy copy (not necessary to constitute notice hereunder) to John J. Collins, Jr., Miller, Canfield, Paddock and Stone, Suite 100, 1400 North Woodward , Bloomfield Hills, Michigan 48303-2014, or at such other address as such Person shall have specified by notice actually received by you.

     If to you, to your address set forth on page 1 hereof, or at such other address as you shall have specified by notice actually received by the Company.

     If to any other holder of record of any Investor Security, to it at its address set forth in the relevant registers of the Company.

16. Survival of Covenants. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to you pursuant hereto or in connection herewith shall be deemed to have been material and relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you of this Agreement and of the Investor Securities.

17. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Required Holders. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each holder of any Investor Securities and the Company.

18. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE COMPANY AND YOU HEREBY WAIVE, AND COVENANT THAT IT AND YOU WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER RELATED AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION HEREUNDER OR THEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE HOLDERS OF INVESTOR SECURITIES OR THE COMPANY OR ANY OF THEM IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE COMPANY AND YOU ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 18 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE COMPANY AND YOU HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, AND SUCH OF THE RELATED AGREEMENTS TO WHICH THE COMPANY AND YOU ARE A PARTY. You or the Company may file an original counterpart or a copy of this Section 18 with any court as written evidence of the consent of the Company and you to the waiver of its or your right to trial by jury, respectively.

19. Service of Process. The Company and you, by execution hereof, (a) agree that any legal proceeding arising out of or based upon this Agreement or any Specified Related Agreement relating to the subject matter hereof or thereof shall be brought in the state courts of The Commonwealth of Massachusetts or the United States District Court located in the Commonwealth of Massachusetts, and in no other court or jurisdiction, (b) hereby irrevocably submit to the exclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and the United States District Court located in the Commonwealth of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Specified Related Agreement or the subject matter hereof or thereof brought by the Company or you or any of the Company's or your respective successors or assigns, and (c) hereby waive to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it or you is not subject personally to the jurisdiction of the above-named courts, that its or your property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper or that this Agreement or the subject matter hereof or thereof, may not be enforced in or by such court. The Company and you hereby consent to service of process in any such proceeding in any manner permitted by Chapter 223A or any other provision of the General Laws of The Commonwealth of Massachusetts or the rules and regulations promulgated thereunder and agree that service of process by registered or certified mail, return receipt requested, at its or your address, as applicable, referred to in or specified pursuant to Section 15 hereof, is reasonably calculated to give actual notice.

20. Miscellaneous. This Agreement, the other Related Agreements, and the Charter of the Company set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement is intended to take effect as a sealed instrument and may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     Whether or not any express assignment has been made in this Agreement, provisions of this Agreement that are for your benefit as the holder of any Investor Securities are also for the benefit of, and enforceable by, all subsequent holders of Investor Securities, except as otherwise expressly provided herein.

     If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company whereupon this letter shall become and be a binding agreement between you and the Company.

                                        Very truly yours,

   SEAL                                 Numatics, Incorporated

Attest:                                 By: /s/ Robert P. Robeson
   Title:                                   ---------------------------
                                        Title:


Accepted and Agreed to:

Harvard Private Capital
 Holdings, Inc.


By:
    ---------------------------
    Title:



By:
    ---------------------------
    Title:

     If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company whereupon this letter shall become and be a binding agreement between you and the Company.

                                        Very truly yours,

   SEAL                                 Numatics, Incorporated


Attest:                                 By:
   Title:                                   ---------------------------
                                        Title:


Accepted and Agreed to:

Harvard Private Capital
 Holdings, Inc.

By: /s/
    ---------------------------
    Title: Authorized Signatory


By: /s/
    ---------------------------
    Title: Authorized Signatory